ExHIBIT 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of September 22, 2025 (the “Effective Date”), by and between RYVYL Inc. (the “Company”) and the employee whose name is set forth on the signature page below (the “Employee”).

WHEREAS, the Company desires to retain the Employee and the Employee desires to be retained and employed by the Company on the terms contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Position and Duties.

(a) The Employee currently serves and shall continue to serve as the Company’s Chief Financial Officer.

(b) The Employee shall perform those services customary to this office and such other lawful duties that Employee’s supervisor(s) may reasonably assign to Employee. The Employee shall devote Employee’s primary working time and best efforts to the performance of Employee’s duties under this Agreement and shall be subject to, and shall comply with the Company policies, practices and procedures and all codes of ethics or business conduct applicable to Employee’s position, as in effect from time to time. Notwithstanding the foregoing, the Employee shall be entitled to (i) serve as a member of the board of directors of a reasonable number of other companies, (ii) serve on civic, charitable, educational, religious, public interest or public service boards, and (iii) manage the Employee’s personal and family investments, in each case, to the extent such activities do not materially interfere with the performance of the Employee’s duties and responsibilities hereunder.

2. At Will Employment. Employee’s employment with the Company is at will, meaning either the Company or Employee may terminate Employee’s employment at any time, with or without cause, for any reason or no reason. Nothing in this Agreement shall be construed as a promise or guarantee of employment for any specified duration or period of time.

3. Compensation and Related Matters.

(a) Base Salary. Employee’s base salary shall be set by the Company’s management team on an annual basis (the “Base Salary”). The Base Salary shall be payable in accordance with the Company’s normal payroll procedures in effect from time to time. Employee shall be considered for performance and market-based increases to Employee’s Base Salary on an annual basis, which increases shall be granted at the discretion of the Company’s management team.

(b) Annual Bonus. During Employee’s employment, the Employee may be eligible for a bonus (the “Annual Bonus”) for each calendar year, payable in cash in accordance with, and subject to the terms and conditions of, the Company’s then applicable bonus or other cash incentive program (each, a “Bonus Program”) applicable to certain Company employees. Any Annual Bonus compensation payable to the Employee shall be payable in accordance with the Company’s applicable Bonus Program, subject to the condition that the Employee remain employed by the Company through the date the Annual Bonus is paid.

(c) Other Benefits. Subject to any contribution therefor required of employees of the Company, the Employee shall be entitled to participate in all equity, pension, savings and retirement plans, welfare and insurance plans, practices, policies, programs and perquisites of employment applicable generally to certain employees of the Company, except to the extent any employee benefit plan provides for benefits otherwise provided to the Employee hereunder (e.g., annual bonuses and severance). Such participation shall be subject to (i) requirements of applicable law, (ii) the terms of the applicable plan documents, (iii) generally applicable Company policies, and (iv) the discretion of the Board or any administrative or other committee provided for under or contemplated by such plan. Employee shall have no recourse against the Company under this Agreement in the event that the Company should alter, modify, add to or eliminate any or all of its employee benefit plans.

(d) Vacation; Holidays. Employee shall be entitled to take vacation and other holiday time in accordance with the policies applicable to certain employees of the Company.

4. Termination by Company for Cause. The Company may terminate the Employee’s employment for Cause. For purposes of this Agreement, “Cause” means (i) Employee’s act(s) of gross negligence, willful misconduct or material dishonesty in the course of Employee’s employment hereunder, provided that the Board of Directors first provides Employee with written notice of such conduct and thirty (30) days to cure such conduct; (ii) misappropriation (or attempted misappropriation) by Employee of any assets of the Company or any of its affiliates; (iii) the commission or attempted commission of any act of fraud or embezzlement by Employee; (iv) willful violation of any law or regulation which adversely and materially affects Employee’s ability to discharge Employee’s duties or has a direct, substantial and adverse effect on the Company; or (v) any other intentional misconduct by Employee adversely materially affecting the business or affairs of the Company or any of its affiliates.

(a) Termination by the Company without Cause. The Company may terminate the Employee’s employment at any time without Cause upon fifteen (15) days prior written notice.

(b) Termination by the Employee. Employee may terminate Employee’s employment at any time for any reason other than a Good Reason, upon fifteen (15) days prior written notice.

(c) Termination by Employee for Good Reason. Employee may terminate Employee’s employment for Good Reason. For purposes of this Agreement, “Good Reason” means the existence of any one or more of the following conditions without the Employee’s consent, provided Employee submits written notice to the Company within ninety (90) days of when such condition(s) first arose specifying the condition(s): (i) a material change in the Employee’s title or Employee’s reporting relationships; (ii) a change in Employee’s position with the Company which materially reduces the Employee’s authority, duties or responsibilities, or the assignment to the Employee of duties materially inconsistent with Employee’s position with the Company; (iii) a material reduction in the Employee’s then current Base Salary that is not commensurate with any reductions in the salaries of similarly situated employees; (iv) a relocation of Employee’s place of employment as of the Effective Date by more than thirty (30) miles from (for purposes of this section (iv), the location of a remote Employee’s place of employment shall be the city where such employee resides as of the Effective Date); or (v) a material breach by the Company of this Agreement. Employee’s continued employment subsequent to an event that may constitute Good Reason shall not be deemed to be a waiver of the Employee’s rights under this provision (subject to the 90-day time period specified herein). Upon receipt of written notice from Employee regarding a condition constituting Good Reason, the Company shall then have 30 days to correct the condition (the “Cure Period”). If such condition is not corrected by the last day of the Cure Period, the Employee’s resignation for Good Reason shall become effective on the 31st day following the Employee’s written notice specifying the events giving rise to a Good Reason termination.

(d) Termination Date. The “Termination Date” means: (i) if the Company terminates the Employee’s employment for Cause, the date on which the Company provides Employee a written termination notice; (ii) if the Company terminates the Employee’s employment without Cause, fifteen (15) days after the date on which the Company provides Employee a written termination notice; and (iii) if Employee resigns Employee’s employment, fifteen (15) days after the date on which Employee provides the Company a written termination notice.

(e) Actions on Termination Date. Employee agrees that on or before the Termination Date, Employee shall resign from all board and officer positions with the Company and its subsidiaries and affiliates, if any, and this Agreement shall constitute an agreement to so resign upon the effective date of Employee’s termination.

5. Compensation upon Termination.

(a) Termination by the Company for Cause, by Employee without Good Reason. If the Employee’s employment with the Company is terminated by the Company for Cause, or by Employee for any reason other than a Good Reason, the Company shall pay or provide to Employee the following amounts through the Termination Date: any earned but unpaid Base Salary, any earned but unpaid Bonus (or prorated version thereof), unpaid expense reimbursements, and any vested benefits Employee may have under any employee benefit plan of the Company (the “Accrued Obligations”) on or before the time required by law but in no event more than thirty (30) days after the Employee’s Termination Date.

(b) Termination by the Company without Cause, or by Employee with Good Reason. If Employee’s employment is terminated by the Company without Cause (including, for the avoidance of doubt, at any time following a change in control), or Employee terminates Employee’s employment for Good Reason, then Employee shall be entitled to the following subject to Section 6:

(i) The Company shall pay and provide Employee with the Accrued Obligations;

(ii) The Company shall pay Employee any accrued but unpaid Bonus (or pro rata portion thereof), earned prior to the Termination Date;

(iii) Subject to the timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall continue to contribute to the premium cost of the Employee’s participation and that of Employee’s eligible dependents’ in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) which covers Employee (and the Employee’s eligible dependents) for a period of twelve (12) months, provided Employee pay the remainder of the premium cost of such participation by payroll deduction (if any) and, provided further that Employee is eligible and remains eligible for COBRA coverage. If the reimbursement of any COBRA premiums would violate the nondiscrimination rules or cause the reimbursement of claims to be taxable under the Patient Protection and Affordable Care Act of 2010, together with the Health Care and Education Reconciliation Act of 2010 (collectively, the “Act”) or Section 105(h) of the Internal Revenue Code (the “Code”), the Company paid premiums shall be treated as taxable payments and be subject to imputed income tax treatment to the extent, necessary to eliminate any discriminatory treatment or taxation under the Act or Section 105(h) of the Code. If the Employee’s participation or that of Employee’s eligible dependents’ participation would give rise to penalties or taxes against the Company under the Act, as determined by the Company in its sole discretion, the Company shall instead make cash payments to Employee over the same period in monthly installments in an amount equal to the Company’s portion of the monthly cost of providing such benefits under its group health plan for such period; and

(iv) The Company shall pay Employee severance in the gross amount of twelve (12) months of Employee’s then-current annual Base Salary at the rate in effect on the Termination Date (but without giving effect to any reduction if one or all of the bases for Employee’s resignation for Good Reason is a reduction in Base Salary) in twelve (12) equal monthly installments (or in one lump sum, at the Company’s discretion) as set forth in Section 6 and subject to Section 7; and

(v) Notwithstanding the terms of any Company equity plan or plans under which an Employee’s equity awards have been granted or any applicable award agreements, all of Employee’s outstanding unvested time-based and performance-based equity awards shall become and be deemed fully vested and any restrictions thereon shall lapse and, in the case of stock options, stock appreciation rights, restricted stock units/awards, and other forms of equity grants other than shares, shall convert to common shares on a one to one basis.

6. Release; Payment. The payments and benefits provided for in Section 5(b)(iii) through (v) shall be conditioned on (a) Employee’s continued compliance with the obligations of Employee under Sections 8 and 9 and (b) Employee or, in the event of Employee’s death, Employee’s estate, executing and delivering to the Company a full release of all claims that Employee, Employee’s heirs and assigns may have against the Company, its affiliates and subsidiaries and each of their respective directors, officers, employees and agents, in a form reasonably acceptable to the Company and Employee (the “Release”). The Release must become enforceable and irrevocable on or before the sixtieth (60th) day following the Termination Date. If Employee (or Employee’s estate) fails to execute without revocation the Release, Employee shall be entitled to the Accrued Obligations only and no other benefits. The installments of severance provided under Section 5(b)(iv) shall commence in the calendar month following the month in which the Release becomes enforceable and irrevocable. If, however, the sixty (60) day period in which the Release must become enforceable and irrevocable begins in one year and ends in the following year, the Company shall commence payment of the severance installments in the second year in the later of January and the first calendar month following the month in which the Release becomes effective and irrevocable. The first installment shall include, however, all amounts that would otherwise have been paid to Employee between the Termination Date and the Employee’s receipt of the first installment, assuming the first installment would otherwise have been paid in the month following the month in which the Termination Date occurs. The Pro-Rata Bonus payable in Section 5 shall be paid in accordance with the Company’s applicable Bonus Program.

7. Section 409A Compliance.

(a) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by Employee during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year. Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(b) To the extent that any of the payments or benefits provided for in Section 5 are deemed to constitute non-qualified deferred compensation benefits subject to Section 409A of the Code, the following interpretations apply to Section 5:

(i) Any termination of the Employee’s employment triggering payment of benefits under Section 5 must constitute a “separation from service” under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. § 1.409A-l(h) before distribution of such benefits can commence. To the extent that the termination of the Employee’s employment does not constitute a separation of service under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-1(h) (as the result of further services that are reasonably anticipated to be provided by Employee to the Company or any of its parents, subsidiaries or affiliates at the time the Employee’s employment terminates), any benefits payable under Section 5(b) that constitute deferred compensation under Section 409A of the Code shall be delayed until after the date of a subsequent event constituting a separation of service under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-1(h). For purposes of clarification, this Section 7(b)(i) shall not cause any forfeiture of benefits on the Employee’s part, but shall only act as a delay until such time as a “separation from service” occurs.

(ii) In Employee is deemed a “specified employee” (as that term is used in Section 409A of the Code and regulations and other guidance issued thereunder) on the date Employee’s separation from service becomes effective, any benefits payable under Section 5(b) that constitute non-qualified deferred compensation under Section 409A of the Code shall be delayed until the earlier of (A) the business day following the six-month anniversary of the date Employee’s separation from service becomes effective, and (B) the date of the Employee’s death, but only to the extent necessary to avoid such penalties under Section 409A of the Code. On the earlier of (A) the business day following the six-month anniversary of the date Employee’s separation from service becomes effective, and (B) the Employee’s death, the Company shall pay Employee in a lump sum the aggregate value of the non-qualified deferred compensation that the Company otherwise would have paid Employee prior to that date under Section 5 of this Agreement.

(iii) It is intended that each installment of the payments and benefits provided under Section 5 of this Agreement shall be treated as a separate “payment” for purposes of Section 409A of the Code. In particular, the installment severance payments set forth in Section 7(b)(ii) of this Agreement shall be divided into two portions. That number of installments commencing on the first payment date set forth in Section 7 of this Agreement that are in the aggregate less than two times the applicable compensation limit under Section 401(a)(17) of the Code for the year in which the Termination Date occurs (provided the termination of the Employee’s employment is also a separation from service) shall be payable in accordance with Treas. Reg. § 1.409A-l(b)(9)(iii) as an involuntary separation plan. The remainder of the installments shall be paid in accordance with Sections 7(b)(i) and (ii) above.

8. Confidentiality and Covenants.

(a) Employee acknowledges that:

(i) the Company is dependent on the efforts of a certain limited number of persons who have developed, or will be responsible for developing the Company’s business;

(ii) the business in which the Company is engaged is intensely competitive and that Employee’s employment by the Company will require that Employee have access to and knowledge of nonpublic confidential information of the Company and the Company’s business, including, but not limited to, certain/all of the Company’s products, plans for creation, acquisition or disposition of products or publications, strategic and expansion plans, formulas, research results, marketing plans, financial status and plans, budgets, forecasts, profit or loss figures, distributors and distribution strategies, pricing strategies, improvements, sales figures, contracts, agreements, then existing or then prospective suppliers and sources of supply and customer lists, undertakings with or with respect to the Company’s customers or prospective customers, and patient information, product development plans, rules and regulations, personnel information and trade secrets of the Company, all of which are of vital importance to the success of the Company’s business (collectively, “Confidential Information”);

(iii) the direct or indirect disclosure of any Confidential Information would place the Company at a serious competitive disadvantage and would do serious damage, financial and otherwise, to the Company’s business;

(iv) by Employee’s training, experience and expertise, the Employee’s services to the Company is special and unique; and

(v) the covenants and agreements of Employee contained in this Section 9 are essential to the business and goodwill of the Company.

(b) Covenant Against Disclosure. All Confidential Information relating to the business is, shall be and shall remain the sole property and confidential business information of the Company, free of any rights of Employee. Employee shall not make any use of the Confidential Information except in the performance of Employee’s duties hereunder and shall not disclose any Confidential Information to third parties, without the prior written consent of the Company.

(c) Defend Trade Secrets Act Information. Employee acknowledges that, notwithstanding the foregoing limitations on the disclosure of trade secrets, Employee may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if Employee files a proceeding against the Company in connection with a report of a suspected legal violation, Employee may disclose the trade secret to the attorney representing Employee and use the trade secret in the court proceeding, if Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

(d) Return of Company Documents. On the Termination Date or on any prior date upon the Company’s written demand, Employee will return all memoranda, notes, lists, records, property and other tangible product and documents concerning the business, including all Confidential Information, in Employee’s possession, directly or indirectly, that is in written or other tangible form (together with all duplicates thereof) and that Employee will not retain or furnish any such Confidential Information to any third party, either by sample, facsimile, film, audio or video cassette, electronic data, verbal communication or any other means of communication.

(e) Enforcement. Employee acknowledges and agrees that any breach by Employee of any of the provisions of this Section 8 (the “Covenants”) would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Employee breaches or threatens to commit a breach of any of the provisions of Section 8, the Company shall have the ability to seek the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity (including, without limitation, the recovery of damages): (i) the right and remedy to have the Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Employee of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants; and (ii) the right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by Employee as the result of any transactions constituting a breach of the Covenants, and the Employee shall account for and pay over such Benefits to the Company and, if applicable, its affected subsidiaries and/or affiliates. The Employee agrees that in any action seeking specific performance or other equitable relief, the Employee will not assert or contend that any of the provisions of this Section 8 are unreasonable or otherwise unenforceable. Other than a material breach of this Agreement, the existence of any claim or cause of action by the Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Covenants.

9. Indemnification. Employee shall be entitled to the greater of indemnity under (a) the Company’s Certificate of Incorporation and Bylaws; and (b) California law, both of which survive the Termination Date.

10. Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior offer letters of employment between the parties.

11. Successors. This Agreement shall inure to the benefit of and be enforceable by the Employee’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of the Employee’s death after Employee’s termination of employment but prior to the completion by the Company of all payments due Employee under this Agreement, the Company shall continue such payments to the Employee’s beneficiary designated in writing to the Company prior to Employee’s death (or to Employee’s estate, if the Employee fails to make such designation). The Company shall require any successor to the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

12. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Employee’s employment to the extent necessary to effectuate the terms contained herein.

14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

15. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Employee at the last address the Employee has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board.

16. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Company.

17. Governing Law. This is a California contract and shall be construed under and be governed in all respects by the laws of California for contracts to be performed in that State and without giving effect to the conflict of laws principles of California or any other State. In the event of any alleged breach or threatened breach of this Agreement, the Employee hereby consents and submits to jurisdiction in the State of California.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY

RYVYL INC.

By:
Name:	Fredi Nisan
Title:	Chief Executive Officer

Acknowledged and Agreed:

EMPLOYEE:

By:
Name:	George Oliva